EXHIBIT 24

                       POWER OF ATTORNEY


      Each of the undersigned directors and officers of Scott's Liquid Gold-Inc. (the "Company") hereby authorizes Mark E. Goldstein, Carolyn J. Anderson and Barry Shepard, and each of them, as their true and lawful attorneys-in-fact and agents (1) to sign in the name of each such person and file with the Securities and Exchange Commission a Registration Statement on an appropriate form, and any and all amendments (including post-effective amendments) to such Registration Statement, for the registration under the Securities Act of 1933, as amended, of options and shares of the Common Stock of the Company granted or issuable under the Company's 1997 Stock Option Plan and any other securities of the Company which the Company's Board of Directors authorizes to be included in such Registration Statement; and (2) to take any and all actions necessary or required in connection with such Registration Statement and amendments to comply with the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Signature                 Title                                            Date


/s/ Jerome J. Goldstein   Director and Chairman of the Board   March 13, 1998
Jerome J. Goldstein

/s/ Mark E. Goldstein     Director, President and               March 16, 1998
Mark E. Goldstein         Chief Executive Officer

/s/ Carolyn J. Anderson   Director, Executive Vice President   March 13, 1998
Carolyn J. Anderson       Chief Operating Officer and
                          Corporate Secretary

/s/ Barry Shepard         Director, Treasurer and Chief        March 16, 1998
Barry Shepard             Financial Officer

/s/ Dennis H. Field       Director                             March 12, 1998
Dennis H. Field

/s/ James F. Keane        Director                              March 12, 1998
James F. Keane

/s/ Michael J. Sheets     Director                              March 12, 1998
Michael J. Sheets